Exhibit 99.1

Avago Technologies Limited Announces First Quarter

Fiscal Year 2013 Financial Results

•	Net revenue down 7 percent sequentially to $576 million, up 2 percent from Q1 last year
•	GAAP gross margin of 47.9 percent; Non-GAAP gross margin of 50.7 percent
•	GAAP diluted EPS of $0.50; Non-GAAP diluted EPS of $0.65

SAN JOSE, Calif., and SINGAPORE – February 26, 2013 – Avago Technologies Limited (Nasdaq: AVGO), a leading supplier of analog interface components for communications, industrial, and consumer applications, today reported financial results for the first quarter of its fiscal year 2013, ended February 3, 2013, and provided guidance for the second quarter of its fiscal year 2013.

First Quarter Fiscal Year 2013 GAAP Results

Net revenue was $576 million, a decrease of 7 percent compared with the previous quarter and an increase of 2 percent from the same quarter last year.

Gross margin was $276 million, or 47.9 percent of net revenue. This compares with gross margin of $299 million, or 48.4 percent of net revenue last quarter, and gross margin of $270 million, or 48.0 percent of net revenue in the same quarter last year.

Operating expenses were $152 million. This compares with $135 million in the prior quarter and $138 million for the same quarter the previous year.

Income from operations was $124 million. This compares with $164 million in the prior quarter and with $132 million in the same quarter last year.

First quarter net income was $125 million, or $0.50 per diluted share. This compares with net income of $159 million, or $0.64 per diluted share for the prior quarter, and net income of $125 million, or $0.50 per diluted share in the same quarter last year.

The Company’s cash balance at the end of the first quarter was $1,151 million, compared to $1,084 million at the end of the prior quarter.

The Company generated $185 million in cash from operations in the first quarter and spent $67 million on capital expenditures.

On December 28, 2012 the Company paid a quarterly cash dividend of 17 cents ($0.17) per ordinary share, totaling approximately $42 million.

First Quarter Fiscal Year 2013 Non-GAAP Results

Gross margin was $292 million, or 50.7 percent of net revenue. This compares with gross margin of $316 million, or 51.1 percent of net revenue last quarter, and gross margin of $285 million, or 50.6 percent of net revenue in the same quarter last year.

Avago Technologies Limited Announces First Quarter Fiscal Year 2013 Financial Results

Income from operations was $162 million. This compares with $199 million in the prior quarter and $163 million in the same quarter the previous year.

Net income was $163 million, or $0.65 per diluted share. This compares with net income of $194 million, or $0.77 per diluted share last quarter, and net income of $156 million, or $0.62 per diluted share in the same quarter last year.

First Quarter Fiscal Year 2013 Non-GAAP Results				Change
(Dollars in millions, except EPS)	Q1 13	Q4 12	Q1 12	Q/Q	Y/Y
Net Revenue	$576	$618	$563	-6.8%	+2.3%
Gross Margin	50.7%	51.1%	50.6%	-40bps	+10bps
Operating Expenses	$130	$117	$122	+$13	+$8
Net Income	$163	$194	$156	-$31	+$7
Earnings Per Share - Diluted	$0.65	$0.77	$0.62	-$0.12	+$0.03

“During the first fiscal quarter, wireless demand remained steady helped by multiple smart phone launches,” said Hock Tan, President and CEO of Avago Technologies Limited. “For the second quarter, we expect a product transition with one large OEM will cause wireless to decline, partially offset by program ramps at certain other OEM customers. We also expect growth in wired infrastructure to resume, helped by design wins in next generation data centers.”

Other Quarterly Data

	Percentage of Net Revenue			Growth Rates
Net Revenues by Target Market	Q1 13	Q4 12	Q1 12	Q/Q	Y/Y
Wireless Communications	53	51	45	-2%	21%
Wired Infrastructure	25	26	29	-10%	-12%
Industrial & Other	22	23	26	-14%	-15%

Key Statistics	Q1 13	Q4 12	Q1 12
(Dollars in millions)
Cash From Operations	$185	$215	$139
Depreciation	$22	$21	$18
Amortization	$19	$19	$19
Capital Expenditures	$67	$73	$47
Days Sales Outstanding	46	51	50
Inventory Days On Hand	72	58	63

Due to the Company’s 52/53 week reporting cycle, fiscal year 2013 includes an extra week, compared to fiscal year 2012, which fell in the first quarter of fiscal year 2013.

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Avago Technologies Limited Announces First Quarter Fiscal Year 2013 Financial Results

Second Quarter Fiscal Year 2013 Business Outlook

Based on current business trends and conditions, the outlook for the second quarter of fiscal year 2013, ending May 5, 2013, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Sequential Change in Net Revenue	Down 2% to 5%		Down 2% to 5%
Gross Margin	47.5% plus/minus 1%	$17M	50.75% plus/minus 1%
Operating Expenses	$153M	$23M	$130M
Interest and Other	$1M		$1M
Taxes	$6M		$6M
Diluted Share Count	252M	2M	254M

Reconciling items include $14 million of amortization of acquisition-related intangibles, $2 million of share-based compensation expense, and $1 million of restructuring charges at the Gross Margin line, and $6 million of amortization of acquisition-related intangibles, $16 million of share-based compensation and $1 million of restructuring charges at the Operating Expenses line.

Capital expenditures for the second quarter are expected to be in the range of $60 million to $70 million. For the second quarter depreciation is expected to be $23 million and amortization is expected to be $20 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The guidance excludes any impact from share repurchases or mergers and acquisitions activity that may occur during the quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Avago will be presenting, and meeting with investors, at the Morgan Stanley Technology, Media & Telecom Conference in San Francisco on February 28, 2013, and will be meeting with investors at the UBS Trends in Wireless Conference in New York on March 6, 2013.

Financial Results Conference Call

Avago Technologies Limited will host a conference call to review its financial results for the first quarter fiscal year 2013, and to provide guidance for the second quarter of fiscal year 2013, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 788-0543; International+1 - (857) 350-1681. The passcode is 49552826. A replay of the call will be available through March 5, 2013. To access the replay dial 888-286-8010; International +1-617-801-6888 and reference the passcode: 38925735. A webcast of the conference call will also be available in the “Investors” section of Avago’s website at www.avagotech.com.

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Avago Technologies Limited Announces First Quarter Fiscal Year 2013 Financial Results

Non-GAAP Financial Measures

In addition to GAAP reporting, Avago provides investors with net income, income from operations, gross margin, operating expenses and other data, on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangibles, share-based compensation expense and restructuring charges. Management does not believe that the excluded items are reflective of the Company’s underlying performance. The exclusion of these and other similar items from Avago’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Avago believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products. Our product portfolio is extensive and includes thousands of products in three primary target markets: wireless communications, wired infrastructure and industrial & other.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements which address our expected future business and financial performance. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For Avago, particular uncertainties that could materially affect future results include global economic conditions and concerns; cyclicality in the semiconductor industry or in our target markets; quarterly and annual fluctuations in operating results; loss of our significant customers; increased dependence on the volatile, wireless handset market; our competitive performance and ability to continue achieving design wins with our customers; our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and any associated increases in litigation expenses; dependence on and risks associated with distributors of our products; any expenses associated with resolving customer product and warranty and indemnification claims; our ability to achieve the growth prospects and synergies expected from acquisitions we may make; delays, challenges and expenses associated with integrating acquired companies with our existing businesses; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Annual Report on Form 10-K filed on December 17, 2012 and other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may

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Avago Technologies Limited Announces First Quarter Fiscal Year 2013 Financial Results

affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Contacts:

Avago Technologies Ltd.

Thomas Krause, 408-435-7400

VP Corporate Development

investor.relations@avagotech.com

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AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	February 3, 2013	October 28, 2012	January 29, 2012

Net revenue	$576	$618	$563
Cost of products sold:
Cost of products sold	286	304	279
Amortization of intangible assets	14	14	14
Restructuring charges	—	1	—

Total cost of products sold	300	319	293

Gross margin	276	299	270

Research and development	93	80	82
Selling, general and administrative	53	49	50
Amortization of intangible assets	5	5	5
Restructuring charges	1	1	1

Total operating expenses	152	135	138

Income from operations	124	164	132
Interest expense	—	—	(1)
Other income (expense), net	2	1	(1)

Income before income taxes	126	165	130
Provision for income taxes	1	6	5

Net income	$125	$159	$125

Net income per share:
Basic	$0.51	$0.65	$0.51
Diluted	$0.50	$0.64	$0.50

Shares used in per share calculations:
Basic	246	245	245
Diluted	251	250	250

Share-based compensation expense included in:
Cost of products sold	$2	$2	$1
Research and development	7	5	4
Selling, general and administrative	9	7	6

Total share-based compensation expense	$18	$14	$11

AVAGO TECHNOLOGIES LIMITED

NON-GAAP FINANCIAL SUMMARY - UNAUDITED(1)

(IN MILLIONS, EXCEPT PERCENTAGES AND PER SHARE DATA)

	Fiscal Quarter Ended
	February 3, 2013	October 28, 2012	January 29, 2012

Net revenue	$576	$618	$563
Gross margin	$292	$316	$285
% of net revenue	51%	51%	51%
Research and development	$86	$75	$78
Selling, general and administrative	$44	$42	$44
Total operating expenses	$130	$117	$122
% of net revenue	23%	19%	22%
Income from operations	$162	$199	$163
Net income	$163	$194	$156
Net income per share - diluted	$0.65	$0.77	$0.62
Shares used in per share calculation - diluted	252	253	253

(1) A reconciliation of the non-GAAP measures presented above to the most directly comparable GAAP financial data appears on the next page. These non-GAAP measures are provided in addition to and not as a substitute for measures of financial performance prepared in accordance with GAAP. The financial summary excludes amortization of acquisition-related intangible assets, share-based compensation, and restructuring charges.

AVAGO TECHNOLOGIES LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended
	February 3, 2013	October 28, 2012	January 29, 2012

Net income on GAAP basis	$125	$159	$125
Amortization of intangible assets	19	19	19
Share-based compensation expense	18	14	11
Restructuring charges	1	2	1

Net income on Non-GAAP basis	$163	$194	$156

Gross margin on GAAP basis	$276	$299	$270
Amortization of intangible assets	14	14	14
Share-based compensation expense	2	2	1
Restructuring charges	—	1	—

Gross margin on Non-GAAP basis	$292	$316	$285

Research and development on GAAP basis	$93	$80	$82
Share-based compensation expense	7	5	4

Research and development on Non-GAAP basis	$86	$75	$78

Selling, general and administrative on GAAP basis	$53	$49	$50
Share-based compensation expense	9	7	6

Selling, general and administrative on Non-GAAP basis	$44	$42	$44

Total operating expenses on GAAP basis	$152	$135	$138
Amortization of intangible assets	5	5	5
Share-based compensation expense	16	12	10
Restructuring charges	1	1	1

Total operating expenses on Non-GAAP basis	$130	$117	$122

Income from operations on GAAP basis	$124	$164	$132
Amortization of intangible assets	19	19	19
Share-based compensation expense	18	14	11
Restructuring charges	1	2	1

Income from operations on Non-GAAP basis	$162	$199	$163

Shares used in per share calculation - diluted on GAAP basis	251	250	250
Non-GAAP adjustment	1	3	3

Shares used in per share calculation - diluted on Non-GAAP basis(1)	252	253	253

(1) The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	February 3, 2013	October 28, 2012 (1)

ASSETS

Current assets:
Cash and cash equivalents	$1,151	$1,084
Trade accounts receivable, net	266	341
Inventory	208	194
Other current assets	88	72

Total current assets	1,713	1,691
Property, plant and equipment, net	529	503
Goodwill	180	180
Intangible assets, net	403	422
Other long-term assets	67	66

Total assets	$2,892	$2,862

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$196	$248
Employee compensation and benefits	48	61
Capital lease obligations - current	1	1
Other current liabilities	32	36

Total current liabilities	277	346

Long-term liabilities:
Capital lease obligations - non-current	2	2
Other long-term liabilities	95	95

Total liabilities	374	443

Shareholders’ equity:
Ordinary shares, no par value	1,493	1,479
Retained earnings	1,034	951
Accumulated other comprehensive loss	(9)	(11)

Total shareholders’ equity	2,518	2,419

Total liabilities and shareholders’ equity	$2,892	$2,862

(1) Amounts as of October 28, 2012 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended
	February 3, 2013	October 28, 2012	January 29, 2012
Cash flows from operating activities:
Net income	$125	$159	$125

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	41	40	37
Share-based compensation	17	14	11
Tax benefits of share-based compensation	—	3	—
Excess tax benefits from share-based compensation	—	(3)	—
Other	(2)	—	2
Changes in assets and liabilities, net of acquisitions:
Trade accounts receivable	75	(11)	20
Inventory	(14)	22	1
Accounts payable	(34)	12	(8)
Employee compensation and benefits	(13)	(8)	(38)
Other current assets and current liabilities	(11)	(7)	(10)
Other long-term assets and long-term liabilities	1	(6)	(1)

Net cash provided by operating activities	185	215	139

Cash flows from investing activities:
Purchases of property, plant and equipment	(67)	(73)	(47)
Acquisitions and investment, net of cash acquired	(9)	(2)	—
Proceeds from insurance claims	—	1	—

Net cash used in investing activities	(76)	(74)	(47)

Cash flows from financing activities:
Proceeds from government grants	3	—	1
Issuance of ordinary shares	10	16	5
Repurchases of ordinary shares	(13)	(10)	(79)
Excess tax benefits from share-based compensation	—	3	—
Dividend payments to shareholders	(42)	(39)	(29)

Net cash used in financing activities	(42)	(30)	(102)

Net increase (decrease) in cash and cash equivalents	67	111	(10)
Cash and cash equivalents at the beginning of period	1,084	973	829

Cash and cash equivalents at end of period	$1,151	$1,084	$819

AVAGO TECHNOLOGIES LIMITED

NET REVENUE BY TARGET MARKET - UNAUDITED

(IN MILLIONS, EXCEPT PERCENTAGES)

Commencing in our first quarter of fiscal year 2013, we will cease to separately present revenues from our legacy consumer and computing peripherals target market. Instead they will be combined and presented with revenues from our industrial and automotive electronics market, which will be referred to as our ‘Industrial & Other’ target market. For comparison purposes, the below tables present net revenue by target market for the four quarters in fiscal year 2012, assuming the change in presentation occurred at the beginning of fiscal year 2012.

	Fiscal Quarter Ended
Net Revenue	January 29, 2012	April 29, 2012	July 29, 2012	October 28, 2012

Wireless Communications	$254	$255	$241	$314
Wired Infrastructure	162	168	173	159
Industrial & Other	147	154	192	145

Total Net Revenue	$563	$577	$606	$618

	Fiscal Quarter Ended
% of Net Revenue	January 29, 2012	April 29, 2012	July 29, 2012	October 28, 2012

Wireless Communications	45%	44%	40%	51%
Wired Infrastructure	29	29	29	26
Industrial & Other	26	27	31	23

Total Net Revenue	100%	100%	100%	100%